As filed with the Securities and Exchange Commission on September 4, 1997

                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            BCAM INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           New York                                            13-3228375
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             1800 Walt Whitman Road
                            Melville, New York 11747
                                 (516) 752-3550

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 Michael Strauss
                                    President
                            BCAM International, Inc.
                             1800 Walt Whitman Road
                            Melville, New York 11747
                                 (516) 752-3550

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Norman M. Friedland, Esq.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                             Mineola, New York 11501
                                 (516) 663-6500
                           (516) 663-6642 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                 Proposed Maximum   Proposed Maximum
                                                 Amount to be     Offering Price        Aggregate
    Title of Securities to be Registered          Registered         Per Share       Offering Price     Amount of Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise of            1,075,000            $.65             $698,750                 $211.74
Non-Redeemable Class AA Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise of             150,000           $1.03125           $154,688                  $46.88
Non-Redeemable Class BB Warrants
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable in Connection with          1,075,000            $1.00           $1,075,000                $325.76
January 15, 1997 Private Placement
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable in Connection with BCA      6,000,000           $.25(a)          $1,500,000                $454.55
Services Convertible Preferred Stock
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                          $1,038.93
-----------------------------------------------------------------------------------------------------------------------------------

(a) Assumes conversion of BCA Services, Inc. preferred stock to Common Stock of the Company at a conversion price of $.25 per share based on a formula which divides the dollar amount to be converted by a conversion price equal to 70% of the average closing bid price of BCAM common stock over the three day trading period ending on the day preceding the conversion date. The conversion price in no event can exceed $.9375 (average closing price for three days prior to closing) (the "Maximum Price"). The number of common shares issued can range from a minimum of 1,600,000 shares (based on the Maximum Price) to 6,000,000 shares based on a conversion price of $.25 per share (which is the product of $.357 and 70%). Should the conversion price fall below $.25 per share, the company would be required to register more shares per the terms of the Private Placement Offering underlying this transaction.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            BCAM INTERNATIONAL, INC.

             CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS OF
               INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-3

                      Item                           Location in Prospectus

 1.  Forepart of Registration Statement and
     Outside Front Cover Pages of Prospectus...  Outside front cover page

 2.  Inside Front and Outside Back
     Cover Pages of Prospectus.................  Inside front and outside back cover pages

 3.  Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges........  The Company; Risk Factors

 4.  Use of Proceeds...........................  Use of Proceeds

 5.  Determination of Offering Price...........  Outside front cover page

 6.  Dilution..................................  Dilution

 7.  Selling Security Holder...................  Selling Shareholders

 8.  Plan of Distribution......................  Plan of Distribution

 9.  Description of Securities to be
     Registered................................  Not Applicable

10.  Interests of Named Experts and Counsel....  Experts; Legal Matters

11.  Material Changes..........................  Not Applicable

12.  Incorporation of Certain Information
     by Reference..............................  Documents Incorporated
                                                 by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities...............................  Not Applicable

      PRELIMINARY PROSPECTUS DATED SEPTEMBER 4, 1997, SUBJECT TO COMPLETION

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                            BCAM INTERNATIONAL, INC.

                    1,075,000 Shares of Common Stock Issuable
               Upon Exercise of Non-Redeemable Class AA Warrants

                     150,000 Shares of Common Stock Issuable
               Upon Exercise of Non-Redeemable Class BB Warrants

                   1,075,000 Shares of Common Stock Issued in
               Connection With January 15, 1997 Private Placement

                  6,000,000 Shares of Common Stock Issuable in
            Connection with BCA Services Convertible Preferred Stock

     This prospectus relates to the offering of a maximum aggregate of 8,300,000 shares of Common Stock of BCAM International, Inc. (the "Company"). Of the 8,300,000 shares, 1,075,000 shares are being sold by the selling shareholders (the "Selling Shareholders"); 1,075,000 shares are issuable upon the exercise of Non-Redeemable Class AA warrants which were issued in 1997 as part of a private placement offering; 150,000 shares are issuable upon exercise of Non-Redeemable Class BB warrants, as part of a private placement offering which commenced July 22,1997; and the remaining 6,000,000 shares are issuable upon conversion of Preferred Stock in BCA Services, Inc. (a subsidiary of BCAM International, Inc.), which were issued in connection with a private placement offering dated July 22, 1997.

     The Company is registering the 6,000,000 shares of Common Stock issuable in connection with the conversion of BCA Services, Inc. preferred stock and the 150,000 shares of Common Stock issuable upon exercise of the Non-redeemable Class BB Warrants at its expense pursuant to the terms of a registration rights agreement, dated July 22, 1997 by and among the Company, Corporate Capital Management and the subscribers to a certain Regulation D Securities Subscription Agreement between the Company and the subscribers.

     The Company is registering the 1,075,000 shares of Common Stock issued to the Selling Shareholders and the 1,075,000 shares of Common Stock issuable upon exercise of the Non-Redeemable Class AA Warrants at its expense pursuant to the terms of a January 15, 1997 private placement offering.

     The Company is not aware of any underwriting arrangements with respect to the sale of the securities to which this Prospectus relates. The Common Stock is traded from time to time on the Boston Stock Exchange and on the NASDAQ Small Cap Market at prices then prevailing.

     The Company will not receive proceeds from the sale of these shares but will receive proceeds from the exercise of the Warrants described (see "Use of Proceeds").


                              --------------------

            The shares offered hereby involve a high degree of risk.
                    See "Risk Factors" beginning on Page 5.

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
    UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is _________, 1997


     No dealer, sales representative or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock offered hereby by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the persons making such an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any date subsequent to its date.

                              --------------------

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Securities
and  Exchange   Commission  are  hereby   incorporated   by  reference  in  this
Registration Statement:

      (1) The Company's Annual Report on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 1996;

      (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

      (3) The description of the Company's Common Stock and Warrants contained in the Company's Post-Effective Amendment No. 13 to the Registration Statement on Form SB-2, as filed with the Commission on September 4, 1997.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company undertakes to provide without charge to each person to whom a Prospectus is delivered, upon oral or written request of such person, a copy of any document that has been incorporated in this Prospectus by reference. Requests for such documents should be directed to the Company at its offices located at 1800 Walt Whitman Road, Melville, New York 11747 (Telephone Number
(516) 752-3550), Attention: Secretary.

                                  THE COMPANY

     BCAM International, Inc. (the "Company") is a software technology company, specializing in providing ergonomic solutions (human factors engineering ) to individuals, major corporations and government agencies, including the National Aeronautics Space Administration ("NASA"). The Company's revenues are currently derived primarily from consulting services. The Company's focus is on broadening and strengthening the development and accelerating the commercialization of the Company's Intelligent Surface Technology ("IST"), continuing the development of proprietary software, which consists of the intelligent part of IST, MQPro(TM) (formerly Mannequin(R)), and the EARLY(R) process, building its ergonomic consulting services, which consists of Ergonomic Product Assessment and Redesign, and Ergonomic Workplace Assessment, and emphasizing a strategy of broadening and strengthening business relationships including joint ventures with major corporations, partnerships, licensees and other alliances.

                                  THE OFFERING

Common Stock Offered .......................  1,075,000 Shares of Common Stock
                                              issuable upon exercise of
                                              Non-Redeemable Class AA Warrants;
                                              150,000 Shares of Common Stock
                                              issuable upon Exercise of
                                              Non-Redeemable Class BB Warrants;
                                              1,075,000 Shares of Common Stock
                                              issued in connection with January
                                              15, 1997 Private Placement;
                                              6,000,000 Shares of Common Stock
                                              issued in connection with BCA
                                              Services Convertible Preferred
                                              Stock

Common Stock Outstanding Before Offering ...  15,954,733 Shares (1)

Common Stock Outstanding After This
Offering.                                     23,179,733 Shares (1)

Use of Proceeds ............................  Proceeds from the exercise of the warrants will be used by the
                                              Company for general working
                                              capital purposes. All of the
                                              proceeds from the sale of the
                                              shares offered hereby will be
                                              received by the Selling
                                              Shareholders.

NASDAQ Symbols

      Common Stock .........................  BCAM

      Redeemable Class B Warrants ..........  BCAML

      Redeemable Class E Warrants ..........  BCAMZ

Boston Stock Exchange Symbol ...............  BAM

     (1) Does not include (i) shares of Common Stock issuable under options to acquire an aggregate of 432,000 shares (net of cancellations and exercises), issued under the Company's 1989 Stock Option Plan, as amended (the "1989 Plan");
(ii) shares of Common Stock issuable upon the exercise of options granted to non-management directors under the Company's 1989 Non-Statutory Stock Option Plan (the "Non-Statutory Plan"), under which options to acquire an aggregate of 100,000 shares (net of cancellations and exercises) have been granted; (iii) 2,000,000 shares of Common Stock reserved for issuance under the Company's 1995 Stock Option Plan (the "1995 Plan"), under which options to acquire an aggregate of 1,760,500 shares (net of cancellations and exercises) have been granted; (iv) 2,200,000 shares that have been granted to Directors and Officers, as part of a proposed 1997 Stock Option Plan, subject to shareholder approval; (v) 969,191 shares of Common Stock issuable upon exercise of Redeemable Class B Warrants;
(vi) 540,747 shares of Common Stock issuable upon exercise of Redeemable Class E Warrants; and (vii) 875,000 shares of Common Stock issuable upon the exercise of 875,000 stock options by consultants and a former joint venture partner.

                                  RISK FACTORS

     The securities offered hereby are speculative in nature, involve a high degree of risk, and should only be made by investors who can afford the loss of their entire investment. Each prospective investor should carefully consider the following risks, as well as others described elsewhere in this Prospectus, before purchasing the securities offered hereby. This Prospectus contains forward-looking statements, which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expected in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in the following risk factors.

     OPERATING HISTORY; OPERATING LOSSES. The Company is a software technology company specializing in ergonomic solutions for individuals, government and major corporations, and has incurred operating losses since its inception. The Company reported a net loss of $908,678 for the six-month period ended June 30, 1997, and net losses of $1,514,140 and $1,689,480 for the fiscal years ended December 31, 1996 and 1995, respectively. Since inception, the Company has accumulated deficits. As of June 30, 1997, the accumulated deficit was $14,109,968. The Company's operations are subject to numerous risks associated with the establishment and development of a business and the commercialization of new technologies. The Company expects to continue to incur operating losses until the completion of the development and commercialization of its technologies. The Company is aggressively pursuing (1) its consulting business by strengthening its sales and marketing activities and (2) its HumanCAD(R) Division through the sales of its MQPro(TM) (formerly Mannequin(R)) software and development of other related ergonomic software products. In addition, as part of the Company's strategy to diversify by acquisition, as well as through the internal development of its own products, the Company intends to acquire all of the capital stock of Drew Shoe Corporation ("Drew"), a designer, manufacturer, marketer and distributor of proprietary brand medical footwear located in Lancaster, Ohio. There can be no assurance that the Company will achieve or sustain profitable operations through the Drew acquisition or through broadening and strengthening development and commercialization of its technologies or through growth of its consulting business, and software division.

     DISCRETION IN USE OF PROCEEDS DESIGNATED FOR WORKING CAPITAL. The Company will have broad discretion with respect to the application of the proceeds. While such funds are to be applied for working capital and general purposes in furtherance of the Company's business, investors will be reliant on management as to the specific applications of the proceeds.

     NO ESTABLISHED MARKETS. Although the Company believes it has the right products and services for the market place, there can be no assurance that the Company's potential clients will find the Company's services or products of the type provided or proposed by the Company to be desirable or of economic value.

     RISKS OF EXPANSION. The Company has incurred and continues to incur significant expenses to attract and retain qualified management personnel, engineers, scientists, and ergonomists, for marketing and sales, and development activities. The Company's expenses may exceed its revenues until such time as the volume and profitability of its business increase to the extent necessary to offset these expenses.

     DEPENDENCE ON MAJOR CUSTOMERS. During the fiscal year ended December 31, 1996, L.A. Rumbold Ltd., The Long Island Lighting Company ("LILCO") and Stanley Tools, Inc. accounted for 38%, 18% and 18%, respectively, and 74%, in the aggregate of the Company's net revenue. No assurance can be given that the Company will continue to be retained by any of its major clients beyond the current projects or that such clients will retain the Company for any future services. During the fiscal year ended December 31, 1995, BE Aerospace, Inc., Remington Arms Company, Inc. and Reebok International, Ltd. ("Reebok") accounted for 29%, 12% and 11% respectively, and 52%, in the aggregate, of the Company's net revenues.

     EFFECT OF STATE OF ECONOMY. The market for the Company's services may be adversely affected by a recession or other economic downturn. During an economic recession, such services may be considered discretionary and delays in commencing ergonomic programs are possible. These factors are not within the control of the Company.

     GROWTH LIMITATIONS INHERENT IN SERVICE PORTION OF BUSINESS. The specialized ergonomic consulting services and software products typically provided by the Company require significant time and attention of the Company's technical personnel. Accordingly, the Company's ability to deliver such specialized services is limited by the relatively few qualified personnel employed by the Company, at any given time, to perform these services.

     FIXED PRICE CONTRACTS. The ergonomic consulting services provided by the Company are often offered to clients on a fixed price basis. In setting its price for services, the Company seeks to estimate the technical staff's hours that will be required to provide the services. To the extent that the Company underestimates the total hours that will be required to satisfy the contract, the Company could realize a loss on any particular contract or contracts.

     LIMITED RIGHTS TO CERTAIN PRODUCTS. In certain cases, the Company may develop products for its clients in response to a specific request of such client. In such cases, the client may fund all or a significant portion of the Company's development costs. Although the Company believes that it owns the rights to develop any products derived from work performed, including certain products under development by the Company, no assurance can be given that any client which has retained the Company will not in the future assert the right to restrict the Company's activities with respect to any technology developed or claim rights to products sought to be commercialized by the Company.

     LACK OF PATENT PROTECTION; RELIANCE ON TRADE SECRET AND COPYRIGHT PROTECTION. The Company has obtained seven issued patents (six U.S. and one European) and received a Notice of Allowance on one patent from the patent office related to Intelligent Surface Technology. There can be no assurance that its technologies are entitled to patent protection or that the claims in the pending patent applications (currently four) will be issued as patents, that any issued patents will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patents owned by the Company or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and prevent infringement can be substantial even if the Company prevails. Furthermore, there can be no assurance that others will not independently develop similar technologies, duplicate the Company's technology or design around the patented aspects of the Company's technology or that the Company will not infringe on patents or other rights owned by third parties.

     The Company protects its proprietary written material, know-how, computer software and technology which it has or may develop, through the use of copyrights, common-law trade secret protection, trademarks and service marks, and contractual arrangements. These laws provide only limited protection, however, since they do not protect the "ideas" or "concepts" reflected in such materials or software, but only protect the expression of the "ideas" or "concepts" contained therein. While the Company enters into confidentiality arrangements with its employees, consultants and customers, and implements various measures to maintain "trade secret" protection for its products in an attempt to maintain the proprietary nature of its products, there can be no assurance that these measures will be successful. Accordingly, there is no assurance that competitors may not develop products, materials or software which perform similar or identical functions as the Company's products or proprietary software without infringing upon the Company's copyrights or violating trade secret laws. The legal and factual issues arising in copyright or trade secret litigation are often both complex and unclear and any attempt to enforce the Company's rights thereunder will face both the high cost of litigation and the uncertainty of the result.

     GOVERNMENT REGULATION. The Company does not believe that its present and currently proposed activities are generally subject to any material government regulation in the United States or other countries. It is possible that certain products developed by the Company in the future as an adjunct to its principal ergonomics business, might be deemed under new legislation or regulations to be "medical devices" or otherwise be subject to the jurisdiction of the Federal Food and Drug Administration or similar agencies. In the event that any product is subject to such governmental regulation, the Company will be required to obtain any necessary approvals, which could delay or, in certain circumstances, even prevent the introduction to the marketplace of such product and result in significant expense.

     RETENTION OF KEY PERSONNEL; LIMITED EXPERIENCE WITH COMPANY. The company is dependent upon the services of Michael Strauss, the President and Chief Operating Officer, the Chairman of the Board of Directors and Chief Executive

Officer of the Company, Robert Wong, the Vice Chairman, Chief Technology Officer, Acting Secretary and Acting Chief Financial Officer of the Company, and Norman Wright, the Vice Chairman of the Company and President and Chief Executive Officer of the "HumanCad" Systems Division of the Company. There can be no assurance that the Company will be able to retain the services of its key personnel, and the loss of the services such personnel could have a material adverse effect on the Company's business and prospects

     COMPETITION. Although management believes that the Company's unique technologies, proprietary software, methodologies and know-how give it a competitive advantage, other companies or agencies are developing, and have developed, particular services and technologies that are competitive with the Company's services and technology and that increased competition is likely. It is certain that some competitors will have significantly greater financial, technical and other resources than the Company. Many of the large industrial companies, especially major insurance companies, that form the primary market for the Company's services may also seek to develop or have already developed their own ergonomic programs. Similar services may also be supplied by universities, hospitals, government agencies or other entities, many of which may have substantially greater financial and other resources than the Company.

     POTENTIAL LIABILITY; INSURANCE COVERAGE. The Company may be exposed to liability claims for injuries, property damage or other losses arising out of improper provision of services. The Company currently has liability insurance for such losses, which the Company believes, is sufficient to cover all claims. However, there can be no assurance that it will be able to maintain such coverage or obtain additional coverage, at a reasonable cost or otherwise, or that the coverage that it has or that it may obtain will be sufficient to cover any and all claims. Although no claims have been asserted to date, in the event that a claim is successfully asserted against the Company, such claim could have a material adverse effect on the Company.

     OUTSTANDING WARRANTS/OPTIONS. As of June 30, 1997, the Company had outstanding 807,659 Redeemable Class B Warrants exercisable at $1.50 per share to purchase 969,191 shares of Common Stock, 491,588 Redeemable Class E Warrants exercisable at $1.25 per share to purchase 540,747 shares of Common Stock and 1,075,000 Non-Redeemable Class AA Warrants exercisable at $.65 per share to purchase 1,075,000 shares of Common Stock. As of July 22, 1997, the Company also had 50,000 Non-Redeemable Class BB Warrants outstanding to purchase 50,000 shares of Common Stock exercisable at $1.03125 per share in connection with the first $500,000 tranche of a potential financing of $1,500,000. In addition, the Company expects to exercise its option to utilize the second tranche of $500,000 by September 8, 1997, which will result in the issuance of an additional 50,000 Non-Redeemable Class BB Warrants. Should the Company choose to exercise its option to utilize the third tranche of $500,000, the Company will be obligated to issue an additional 50,000 Non-Redeemable Class BB Warrants. The Company has also granted stock options to purchase an aggregate of 3,167,500 additional shares of its Common Stock (net of exercises and cancellations) including 875,000 options granted to outside consultants at exercise prices ranging from $0.75 to $1.69 per share. Of the 3,167,500 shares granted pursuant to the stock option plan, the Company has granted to its non-management directors, former directors and consultants options to purchase an aggregate of 1,507,500 shares of its Common Stock at exercise prices ranging from $0.75 to $3.22 per share. Holders of options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such options or warrants. Further, while such options and warrants are outstanding, they may adversely affect the terms on which the Company can obtain additional capital. In addition, future sales of Common Stock could depress the market price of the Company's Common Stock.



     DILUTIVE EFFECTS OF THE PREFERRED STOCK OFFERING. On July 22, 1997, the Company commenced an offering of 150 shares of Redeemable Convertible Preferred Stock in BCA Services Inc. (a subsidiary of BCAM International, Inc.), the proceeds of which were to be used for working capital purposes. The first tranche was in the amount of $500,000 and 50 Redeemable Convertible Preferred Stock Shares were issued. The second tranche, expected to be drawn down by September 8, 1997, will also be in the amount of $500,000 and an additional 50 Redeemable Convertible Preferred Stock Shares will be issued. A third tranche is available to the Company to be drawn down up to sixty (60) days after the Company's registration statement is declared effective. Each share of BCA Services Inc. Preferred Stock entitles the holder to convert to a number of common shares of BCAM International Inc. at any time during a one year period following the closing date and is convertible into BCAM International, Inc. Common Stock at 70% of the average closing bid price of BCAM common stock over the three day trading period ending on the day preceding the conversion date. The conversion price may in no event be greater than $.9375("maximum price"). The purchasers of the BCA Services Inc. Preferred Stock will incur an immediate dilution from the Company's net tangible book value at June 30, 1997 upon conversion of the Preferred Stock into BCAM International Common Stock of $.795, based on the Maximum Price of $.9375 and a book value of $.063/share as of June 30, 1997.

     FINANCIAL STANDARDS FOR CONTINUED NASDAQ LISTING. On August 22, 1997 the Securities Exchange Commission approved NASDAQ proposed changes to its current listing criteria. Under the proposed rules, for initial listing the Company, generally, must have (i) net tangible assets of at least $4,000,000, or a market capitalization of at least $50,000,000, or net income in two of the last three years of $750,000; (ii) a minimum of 1,000,000 shares publicly held; (iii) a minimum of $5,000,000 in market value of public float; (iv) a minimum bid price of $4.00 per share; (v) a minimum of 300 shareholders; (vi) an operating history of one year or a market capitalization of $50,000,000; and (vii) implementation of corporate governance requirements. Under the proposed rules for continued listing, the Company, generally, must have (i) net tangible assets of $2,000,000, or a market capitalization of at least $35,000,000, or net income in two of the last three years of at least $500,000; (ii) a minimum of 500,000 shares publicly held; (iii) a minimum of $1,000,000 in market value of public float; (iv) a minimum bid price of $1.00 per share; (v) a minimum of 300 shareholders; and (vi) implementation of corporate governance requirements. Companies failing to satisfy the new continued listing requirements will be allowed six months to meet this new requirement.

     Prior to August 22, 1997, to maintain its listing on the NASDAQ Small Cap market, the Company must have in total assets of at least $2M; capital and surplus of at least $1M and a minimum bid price of $1 per share, provided, however, the $1.00 bid price per share is not applicable if the Company maintains a public float of $1M and capital and surplus of $2M. The Company's Common Stock currently has a bid price of less than $1.00 per share and the Company does not have capital and surplus of $2,000,000. The Company has been notified by NASDAQ of such non-compliance, which must be remedied under the compliance requirements which were effective prior to August 22, 1997, and then the Company has six months to comply with the post August 22, 1997 compliance requirements.

     Upon completion of the financing including the funding associated with the Drew Acquisition and described herein, the Company believes that it will be in compliance with the standards for continued listing (both NASDAQ compliance requirements prior to as well as post August 22, 1997). The Company expects that the proceeds from various funding sources will be sufficient to cure the NASDAQ requirements described herein whether or not it is able to complete the Drew Shoe Acquisition. There can be no assurance, however, that the Company will in fact be able to obtain the necessary financing. If the Company is unable to satisfy NASDAQs maintenance criteria, trading, if any, in the Company's securities would be conducted in the over-the-counter market in the "pink sheets" or the NASD's "Electronic Bulletin Board." As a consequence, an investor would likely find it more difficult to dispose of, or to obtain quotations as to the price of, the securities.

     PENNY STOCK REGULATION In the event that the Company is unable to satisfy the NASDAQ maintenance requirements, trading of the Common Stock will be conducted in the "pink sheets" or the NASD's Electronic Bulletin Board. In the absence of the Company's securities being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the securities would continue to be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to individuals other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

     The Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     As a result the market liquidity for such securities has been severely affected by limiting the ability of broker-dealers to sell securities. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

     NO DIVIDENDS. The Company has paid no cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

     MARKET OVERHANG. Future sales of common stock could depress the market price of the Company's common stock. Further, the options and warrants presently outstanding could adversely affect the market for the Common Stock, and any sale of the Common Stock acquired pursuant to such options and warrants could also depress the market price of the Common Stock.


     DREW SHOE ACQUISITION. The Company intends to purchase all of the capital stock of Drew. If the Company is not able to complete the acquisition, the Company will recognize as a one-time charge approximately $500,000 in prepaid expenses associated with the acquisition. If the Company does complete the acquisition, the goodwill recognized will be amortized over the useful life of assets acquired. There can be no assurance that the Company will complete the acquisition.

     NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING WARRANTS AND PREFERRED STOCK. Holders of the Warrants or Preferred Stock may reside in or move to jurisdictions in which the common shares underlying the securities may not be registered or otherwise qualified for sale during the period that the securities are exercisable. In this event, the Company would be unable to issue common shares unless and until the shares could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. The Company has no obligation to effect any such registration or qualification. If the Company elects to attempt such registration or qualification, no assurances can be given that the Company will be able to effect any required registration or qualification. Notwithstanding this, the Company intends to put forth its best efforts to cause this registration statement to be effective by approximately November 7, 1997. However, no assurances can be given that the statement will be effective on or about that date. The Company has qualified the offering in the following states:
Alabama, Connecticut, Florida, Georgia, Hawaii, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Mississippi, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Texas, Utah, West Virginia and Wisconsin. See "Description of Securities".

                                 USE OF PROCEEDS

     The Company will derive proceeds from any exercise of the Non-Redeemable Class AA and BB Warrants offered hereby. The Non-Redeemable Class AA Warrants are exercisable until March 31, 2002, and the Non-Redeemable Class BB Warrants are exercisable until July 23, 2002. Assuming the exercise of all such Warrants, the maximum amount of such proceeds is estimated at $853,458. Proceeds from the exercises of the Non-Redeemable Class AA and Non-Redeemable Class BB warrants will be utilized for general working capital purposes. The Company will not receive any proceeds from the sale of any of the shares offered hereby. All such proceeds will be received by the Selling Shareholders.



                                    DILUTION

     As of June 30, 1997, the net tangible book value per share of the Company's Common Stock was $.063. "Net tangible book value per share" represents the amount of the Company's tangible assets, less the amount of its liabilities and redeemable stock, divided by the number of shares of Common Stock outstanding.

     After giving effect to the receipt of the proceeds from the sale of Common Stock upon exercise of all Warrants at exercise prices ranging from $ .65 to $ 1.50, and convertible Preferred Stock at the maximum exercise price of $.9375, and options at $ 1.151, the pro forma net tangible book value per share of Common Stock as of June 30, 1997, would have been $.392. This would result in dilution to purchasers of Common Stock upon the exercise of all Warrants, Convertible Preferred Stock and consultant stock options of $.706.

     Refer to the following table for the dilution of each of the Warrants, assuming exercise of the Convertible Preferred Stock at its Maximum Price per Share.

                                                                                     Director,
                                                                Non-        Non-     Employee,
                        Convertible  Redeemable  Redeemable  Redeemable  Redeemable     and
                         Preferred    Class B     Class E     Class AA    Class BB   Consultant
                           Stock     Warrants    Warrants     Warrants    Warrants    Options    Total
                           -----     --------    --------     --------    --------   ----------  -----

Public offering
price per share of
Common Stock
upon exercise of
Warrants, Unit
Purchase Options
and Stock Options ...    $ 0.938     $ 1.500     $ 1.250      $ 0.650     $ 1.031     $ 1.151    $ 1.084

Net tangible book
value per share at
June 30, 1997 .......    $ 0.063     $ 0.063     $ 0.063      $ 0.063     $ 0.063     $ 0.063    $ 0.063

Net increase per
share attributable
upon exercise of the
Warrants and Stock
Options .............    $ 0.080     $ 0.082     $ 0.039      $ 0.037     $ 0.010     $ 0.180    $ 0.329

Pro forma net
tangible book value
per share of
Common Stock
after exercise of the
Warrants and Stock
Options .............    $ 0.143     $ 0.145     $ 0.102      $ 0.100     $ 0.073     $ 0.243    $ 0.392

Dilution of net
tangible book value
per share of
Common Stock to
new investors .......    $ 0.795     $ 1.355     $ 1.148      $ 0.550     $ 0.958     $ 0.908    $ 0.706

     After giving effect to the receipt of the proceeds from the sale of Common Stock upon exercise of the balance of the Redeemable Class B, Redeemable Class E, Non-Redeemable Class AA and Non-Redeemable Class BB Warrants at exercise prices per share of $1.50, $1.25 and $0.65 and 1.031, respectively, Common Stock Options at an average price of $1.151 and convertible Preferred Stock at the minimum exercise price of $.25, the pro forma net tangible book value per share of Common Stock as of June 30, 1997, would have been $.328. This would result in dilution to purchasers of Common Stock upon the exercise of all Warrants, Convertible Preferred Stock and consultant stock options of $.355.

       Refer to the following table for the dilution of each of the Warrants, assuming exercise of the Convertible Preferred Stock at its Minimum Price per Share (1).

                                                                                     Director,
                                                                Non-        Non-     Employee,
                        Convertible  Redeemable  Redeemable  Redeemable  Redeemable     and
                         Preferred    Class B     Class E     Class AA    Class BB   Consultant
                           Stock     Warrants    Warrants     Warrants    Warrants    Options    Total
                           -----     --------    --------     --------    --------   ----------  -----

Public offering
price per share of
Common Stock
upon exercise of
Warrants, Unit
Purchase Options
and Stock Options ...    $ 0.250     $ 1.500     $ 1.250      $ 0.650     $ 1.031     $ 1.151    $ 0.683

Net tangible book
value per share at
June 30, 1997 .......    $ 0.063     $ 0.063     $ 0.063      $ 0.063     $ 0.063     $ 0.063    $ 0.063

Net increase per
share attributable
upon exercise of the
Warrants and Stock
Options .............    $ 0.051     $ 0.082     $ 0.039      $ 0.037     $ 0.010     $ 0.180    $ 0.265

Pro forma net
tangible book value
per share of
Common Stock
after exercise of the
Warrants and Stock
Options .............    $ 0.114     $ 0.145     $ 0.102      $ 0.100     $ 0.073     $ 0.243    $ 0.328

Dilution of net
tangible book value
per share of
Common Stock to
new investors .......    $ 0.136     $ 1.355     $ 1.148      $ 0.550     $ 0.958     $ 0.908    $ 0.355

      (1) The use of the term "Minimum Price" refers to the offering of the 6,000,000 shares of common stock issued upon conversion of the preferred stock of BCA Services, Inc. at an aggregate price of $.25 per share. Should the average closing bid price of BCAM common stock decrease below $.357 per share over the three day trading period ending on the day preceding the conversion date, the conversion price will be below $.25 per share.

                              SELLING SHAREHOLDERS

     The following  table sets forth  information  with respect to the shares of
the  Company's  common  stock   beneficially  owned  and  sold  by  the  Selling
Shareholders:


               Name                           Shares Owned              Total Shares              Shares Being
                                            Prior to Offering        Owned Beneficially          Offered Hereby


Corporate Capital Management                            -0-                 25,000(2)                     -0-
Austost Anstalt Schaau                                  -0-                457,142(3)                     -0-
UFH Endowment Ltd.                                      -0-                457,142(3)                     -0-
Karen Weil                                            9,500                209,500(4)                 100,000
David Latter                                            -0-                 50,000(5)                  25,000
Howard Weingrow                                         -0-                100,000(6)                  50,000
Peter Orr                                            68,000                168,000(6)                  50,000
Joseph Offenberger                                    5,000                 55,000(5)                  25,000
David Schultz                                        10,000                 60,000(5)                  25,000
Howard Seiberman                                     35,000                135,000(6)                  50,000
Joe Schueller                                           -0-                100,000(6)                  50,000
621 Partners(1)                                         -0-                520,000(7)                 260,000
Appleton Associates(1)                                  -0-                240,000(8)                 120,000
R. Weil & Associates(1)                             642 500              1,282,500(9)                 320,000
                                                                         ------------               ---------
              TOTAL                                                      3,859,284                  1,075,000


(1)      The Kirr Marbach group is an investment advisor for these entities.
(2)      Includes 25,000 shares issuable upon exercise of Non-Redeemable
         Class BB Warrants.
(3) Includes 12,500 shares issuable upon exercise of Non-Redeemable Class BB Warrants, and a minimum of 444,642 shares issuable in connection with conversion of preferred stock of BCA Services, Inc.
(4)      Includes 100,000 shares issuable upon exercise of Non-Redeemable
         Class AA Warrants
(5)      Includes 25,000 shares issuable upon exercise of Non-Redeemable
         Class AA Warrants
(6)      Includes 50,000 shares issuable upon exercise of Non-Redeemable
         Class AA Warrants
(7)      Includes 260,000 shares issuable upon exercise of Non-Redeemable
         Class AA Warrants
(8)      Includes 120,000 shares issuable upon exercise of Non-Redeemable
         Class AA Warrants
(9)      Includes 320,000 shares issuable upon exercise of Non-Redeemable
         Class AA Warrants


                              TOTAL SHARES OFFERED

Shares being offered by Selling Shareholders                          1,075,000
Shares issuable upon exercise of Non-Redeemable Class AA Warrants     1,075,000
Shares issuable upon exercise of Non-Redeemable Class BB Warrants       150,000
Shares issuable in connection with conversion of preferred
stock of BCA Services, Inc.                                           6,000,000
                                                                      ---------
TOTAL SHARES OFFERED BY THIS PROSPECTUS                               8,300,000



                              PLAN OF DISTRIBUTION

     The selling shareholders may sell the Shares from time to time through dealers or brokers in transactions on the NASDAQ Small Cap Market at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Selling Shareholders and any dealers or brokers that participate in such distribution may be deemed "underwriters" within the meaning of the Securities Act and any commissions or discounts received by any such dealer or broker may be deemed "underwriting compensation." The selling shareholders have been advised that they are subject to the applicable provisions of the Exchange Act.

                                  LEGAL MATTERS

     The validity and issuance of the Shares offered hereby will be passed upon for the Company by Ruskin, Moscou, Evans & Faltischek, P.C., Mineola, New York.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, there on, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.


                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549. The Company's Common Stock is quoted on the NASDAQ Stock Market and reports, proxy statements and other information concerning the Company may also be inspected and copied at the offices of the NASDAQ Stock Market, Inc., 1735 K Street, NW, Washington, D.C. 20006. The Commission also maintains a web site that contains reports, proxy information and statements and other information that may be obtained electronically by using the Commission's Web Site on the internet at http://www.sec.gov.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various expenses payable in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

Total
-----
SEC registration fee................................................  $ 1,038.93

Legal fees and expenses.............................................   10,000.00

Accounting fees and expenses........................................   10,000.00

Miscellaneous.......................................................    5,000.00

     Total...................................................  $26,038.93
                                                               ==========


15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 721 through 725 of the New York Business Corporation Law provide that New York corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in such
actions,  suits  or  proceedings.   Article  Seventh  of  the  Company  Restated
Certificate of Incorporation provides for indemnification of directors and officers of the Company generally in accordance with New York Law.

     Section 721 of the New York Business Corporation Law permits a corporation to enter into agreements with its directors and officers providing for indemnification for actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors or officers, against expenses incurred in such actions, suits or proceedings, provided, however, that no such indemnification may be provided if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Pursuant to such authority, the Registrant has entered into an agreement with each of its current directors indemnifying them to the maximum extent permitted by Section 721. The agreement provides for the indemnification of these individuals against any and all civil or criminal actions or proceedings brought as a result of such individual being a director or officer of the Company and any judgments and amounts paid in settlement costs and expenses, including reasonable attorneys fees. No indemnification may be made, however, if a judgment or final adjudication establishes that the individual committed acts in bad faith or with deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained financial profit or other advantage to which he was not legally entitled. Such indemnification shall be made only by the Board acting with a quorum consisting of directors who are not parties to the action in question, or by independent legal counsel, or by the shareholders and in all cases only after a finding that the applicable standard of conduct has been met.

     Under Section 722(a), the corporation may indemnify any director or officer in any action (other than an action by or in the right of the Corporation) brought against him by reason of the fact that he, his testator or intestate was a director or officer of the corporation, or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation. Indemnification may be given for judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, if such director or officer is shown to have acted in good faith, in furtherance of a purpose believed to be in the best interests of the corporation, and, in the case of a criminal action or proceeding, to have had no reason to believe such conduct was unlawful.

     Section 722(c) of the New York Business Corporation Law provides for permissive indemnification by the corporation of directors and officers, sued by or in the right of the corporation, against reasonable expenses including attorney's fees unless the director or officer is found to have breached his duty to the corporation under Section 717 or Section 715(h) of the Business Corporation Law, respectively. Amounts paid under this section may not include amounts paid in settlement of a threatened or pending action and expenses incurred in defense of a threatened action or settlement of a pending action without court approval.

     Indemnification may be by court order under Section 724 or by approval of the corporation in the manner set forth in the statute. Under Section 723(a), success on the merits or otherwise entitles the director or officer to indemnification under Sections 721 and 722. If not wholly successful, indemnification shall be made by the corporation only if a quorum of the board, not including parties to the action, finds that the standards of Section 722 have been met. If a quorum cannot be obtained, approval may be by the board upon
(i) the opinion of independent legal counsel or (ii) a determination by the shareholders that the standards of conduct have been met by the director or officer. Expenses may be paid in advance if authorized by one of the methods discussed above. Under Section 724, if the corporation fails to provide indemnification, the director or officer may apply to the court and may receive indemnification to the extent authorized under Section 722. Expenses may also be advanced if the court finds the defendant director of officer to have raised genuine issues of fact or law. Expenses advanced must be repaid to the corporation if (i) the director or officer has not met the applicable standard which entitles him to indemnification or (ii) if he has been paid in excess of the amount to which he is entitled. Indemnification may not be made if it is inconsistent with the corporation's certificate, by-laws, board resolutions or agreements or a condition imposed by the court in approving a settlement.

     The New York Business Corporation Law permits a corporation through its certificate of incorporation to prospectively eliminate or limit the personal liability of its directors to the corporation or its stockholders for damages for breach of fiduciary duty as a director, with certain exceptions. The exceptions include acts or omissions in bad faith or which involve intentional misconduct or knowing violations of law, improper declaration of dividends, and transactions from which he was not legally entitled. The Company's Restated Certificate of Incorporation exonerates its directors from personal liability to the extent permitted by this statutory provision.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)   Exhibits

 5.1  Opinion re: Legality

23.1  Consent of Ernst & Young LLP, Independent Auditors

23.2  Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (included in Exhibit
      5.1)


17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     The undersigned Registrant hereby undertakes that:

     (1)  For  purposes  of  determining   any  liability  under  the  Act,  the
information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and continued in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                Title               Date
        ---------                                -----               ----

Principal Executive Officer:


/s/ Michael Strauss      Michael Strauss      Chairman of      September 4, 1997
-----------------------                       the Board,
                                              President,
                                              Chief Executive
                                              Officer and
                                              Director

Principal Financial Officer:


/s/ Robert P. Wong       Robert P. Wong       Vice Chairman    September 4, 1997
-----------------------                       of the Board,
                                              Chief Technology
                                              Officer, Acting
                                              Chief Financial
                                              Officer, Acting
                                              Secretary, Acting
                                              Treasurer and
                                              Director

Additional Directors:

/s/ Norman B. Wright     Norman B. Wright     Director, Vice   September 4, 1997
-----------------------                       Chairman of the
                                              Board, and
                                              President and
                                              CEO of the
                                              HumanCAD(R)
                                              division

/s/ Julian H. Cherubini  Julian H. Cherubini  Director         September 4, 1997
-----------------------


/s/Joel L. Gold          Joel L. Gold         Director         September 4, 1997
-----------------------


/s/Sandra Meyer          Sandra Meyer         Director         September 4, 1997
-----------------------


/s/Glenn F. Santmire     Glenn F. Santmire    Director         September 4, 1997
-----------------------

                                  EXHIBIT INDEX

Exhibit
Number    Description

  5.1     Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

 23.1     Consent of Ernst & Young LLP